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                                                                    Exhibit 11


                        ACCESS HEALTH ALTERNATIVES, INC.

             STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS (LOSS)


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
 Year ended December 31, 1997:
      Net loss                                                                                  $         747,440
                                                                                                -----------------
      Shares considered to be outstanding for the entire
            year to reflect the reverse acquisition in 1998                                             1,003,350
                                                                                                -----------------
                 Basic loss per share                                                           $            0.74
                                                                                                =================

 Year ended December 31, 1998:
      Net loss                                                                                  $         714,598
                                                                                                -----------------
      Shares considered to be outstanding at the
            beginning of the year                                                                       1,003,350
      Weighted average outstanding of 20,000 shares
            issued in 1998 for services                                                                     4,231
                                                                                                -----------------
                 Weighted average shares outstanding                                                    1,007,581
                                                                                                -----------------
                 Basic loss per share                                                           $            0.71
                                                                                                =================


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